UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/19/2005

The Providence Service Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50364

Delaware	86-0845127
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5524 East Fourth Street
Tucson AZ 85711
(Address of Principal Executive Offices, Including Zip Code)

(520) 747-6600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On January 19, 2005, the Nominating and Corporate Governance Committee of The Providence Service Corporation's (the "Company") board of directors (the "Board") approved an increase in compensation to non-employee members of the Board to be effective immediately.

Each non-employee member of the Board will receive a $10,000 annual stipend, except for the Audit Committee Chair who will receive a $28,800 annual stipend. Payment of the annual stipends will be made on a quarterly basis following each quarter of service with the first payment to be made in April 2005. Additionally, each non-employee member of the Board will receive $3,500 for each Board meeting attended in person, $1,000 for each telephonic meeting of the Board participated in, and $1,000 for each committee meeting attended or particpated in by telephone of which such non-employee member of the Board is a member that is not held the same day as a Board meeting, except that the Audit Committee Chair will receive $2,500 for each Audit Committee meeting attended or participated in by telephone that is not held the same day as a Board meeting. The Nominating and Corporate Governance Committee also recommended to the Compensation Committee that the Audit Committee Chair and each non-employee member of the Board be granted options under the Company's 2003 Stock Option Plan (the "Plan") as discussed below.

Prior to January 19, 2005, each non-employee member of the Board received $2,000 per Board meeting attended in person and was awarded options to purchase shares of the Company's common stock under the Plan for their service on the Board.

The Compensation Committee, upon recommendation of the Nominating and Corporate Governance Committee, awarded an option to purchase 20,000 shares of the Company's common stock under the Plan to the Audit Committee Chair. Such option vests in three equal installments on each October 7, 2005, 2006 and 2007 and has an exercise price of $20.30, the closing market price of the Company's common stock on the date of grant. Further, the Compensation Committee, upon recommendation of the Nominating and Corporate Governance Committee, awarded each non-employee member of the Board an option to purchase 10,000 shares of the Company's common stock. Such options vest in three equal installments on each of the first, second and third anniversary of the date of grant and has an exercise price of $20.30, the closing market price of the Company's common stock on the date of grant.

In addition, the Nominating and Corporate Governance Committee recommended that the Compensation Committee award each non-employee member of the Board then serving on the first business day of each January, beginning January 2006, an option to purchase 10,000 shares of the Company's common stock under the Plan with an exercise price equal to the closing market price of the Company's common stock on the date of grant. Such options will vest in three equal installments on each of the first, second and third anniversary of the date of grant.

The aforementioned options are 10 year options which are subject to acceleration upon a "Change of Control" as defined in the stock option agreement related to the options, a form of which is on file with the Securities and Exchange Commission as Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended June 30, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

The Providence Service Corporation

Date: January 25, 2005.	By:	/s/ Michael N. Deitch
Michael N. Deitch
Chief Financial Officer